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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to use in Amendment No. 2 to this Registration Statement on Form S-1 (File No. 333-41196) of our report dated April 20, 2000 relating to the consolidated financial statements of Digital Insight Corporation, and our report dated June 23, 2000 relating to the financial statements of 1View Network Corporation included in this Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
July 26, 2000